EXHIBIT 10.29

RESOLUTION

Director Compensation

RESOLVED, that effective January 1, 2019, directors who are not officers or employees of the Corporation or any of its subsidiaries (each a “Non-Employee Director”) who serve as the chair of the Risk and Return Committee or the Compensation and Succession Committee shall be entitled to receive a quarterly chair fee in the amount of $8,750 and $7,500, respectively, to be paid on each January 1, April 1, July 1, and October 1, provided such Non-Employee Director is serving as a committee chair on such date.

FURTHER RESOLVED, that effective as of January 1, 2019, the foregoing resolutions supersede the resolutions adopted by the Board of Directors on November 18, 2016, pertaining to the quarterly chair fee for each Non-Employee Director who serves as the chair of the Risk and Return Committee or the Compensation and Succession Committee, and references to the 2006 Equity Compensation Plan for Non-Employee Directors in the November 18, 2016 resolutions are updated to reference the 2017 Equity Compensation Plan for Non-Employee Directors.

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